UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WTW	NASDAQ Global Select Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2022, Willis Towers Watson Public Limited Company (the “Company”) held its 2022 Annual General Meeting of Shareholders (the “2022 AGM”). Proxies for the 2022 AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 100,575,805 ordinary shares (representing approximately 89.66% of 112,173,261 ordinary shares outstanding and entitled to vote as of April 11, 2022, the record date for the 2022 AGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the 2022 AGM. As described below, the Company’s shareholders approved each of the proposals considered at the 2022 AGM.

The shareholders elected each of the director nominees, who are named in the table below, to serve as directors effective as of the date of the 2022 AGM (other than Mr. Paul Reilly whose effective date of appointment is October 1, 2022) until the next annual general meeting of shareholders or until his/her successor is elected and qualified. The table below sets forth the number of votes cast for and against each director, as well as abstentions and broker non-votes:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Dame Inga Beale	91,060,502	4,654,017	114,699	4,746,587
Fumbi Chima	94,134,928	1,575,765	118,525	4,746,587
Michael Hammond	95,229,916	455,967	143,335	4,746,587
Carl Hess	95,496,403	194,985	137,830	4,746,587
Brendan O’Neill	94,370,051	1,331,849	127,318	4,746,587
Linda Rabbitt	94,026,760	1,700,198	102,260	4,746,587
Paul Reilly	95,315,176	390,843	123,199	4,746,587
Michelle Swanback	95,239,364	473,417	116,437	4,746,587
Paul Thomas	94,627,920	1,081,778	119,520	4,746,587

The shareholders ratified, on an advisory, non-binding basis, the selection of (i) Deloitte & Touche LLP to audit the Company’s financial statements and (ii) Deloitte Ireland LLP to audit the Company’s Irish Statutory Accounts, and authorized, in a binding vote, the Company’s Board of Directors, acting through the Audit and Risk Committee, to fix the independent auditors’ remuneration. Of the shares voted, 98,018,248 voted in favor, 2,467,066 voted against and 90,491 abstained.

The shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2022 AGM in accordance with the U.S. Securities and Exchange Commission’s rules, including the “Compensation Discussion and Analysis,” the “Summary Compensation” table and the related tables and disclosure. Of the shares voted, 92,522,971 voted in favor, 3,178,993 voted against, 127,254 abstained and there were 4,746,587 broker non-votes.

The shareholders approved the renewal of the directors’ existing authority to issue shares under Irish law up to approximately 33% of the Company’s issued ordinary share capital. Of the shares voted, 99,476,239 voted in favor, 1,040,119 voted against and 59,447 abstained.

The shareholders approved the renewal of the directors’ existing authority to opt out of statutory pre-emption rights under Irish law for rights issues and, separately, for issuances up to approximately 10% of the Company’s issued ordinary share capital. Of the shares voted, 100,173,494 voted in favor, 339,419 voted against and 62,892 abstained.

The shareholders approved the creation of distributable profits, by the reduction and cancellation of the entire amount standing to the credit of the Company’s share premium account or such lesser amount as the Board of Directors or the High Court of Ireland may determine. Of the shares voted, 100,386,809 voted in favor, 73,590 voted against and 115,406 abstained.

The shareholders approved amendments to and the restatement of the Willis Towers Watson Public Limited Company 2012 Equity Incentive Plan (the “2012 Plan”) to increase by 2,000,000 the number of ordinary shares reserved for issuance under the 2012 Plan, as well other amendments disclosed in the Company’s Proxy Statement for the 2022 AGM. Of the shares voted, 92,354,108 voted in favor, 3,369,172 voted against, 105,938 abstained and there were 4,746,587 broker non-votes.

EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Willis Towers Watson Public Limited Company 2012 Equity Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 28, 2022).

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2022	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman
General Counsel